Exhibit 23

Consent Of Independent Registered Public Accounting Firm

The Board of Directors
Emerson Electric Co.:

We consent to the incorporation by reference in the Registration Statement Nos. 333-281331, 333-275527, 333-274942, 333-206096, 333-173933, 333-221671, 333-154361, and 333-152916 on Form S-8 and Registration Statement Nos. 333-275526, 333-52658, 333-84673, and 333-66865 on Form S-3 of our report dated November 12, 2024, with respect to the consolidated financial statements of Emerson Electric Co. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

St. Louis, Missouri
November 12, 2024